Exhibit 23.3

McGrath, Alderman & Associates

121 N Collins Street Suite #203

Plant City, Florida 33563

02/17/2014

Board of Directors

Gladstone Land Corporation

1521 West branch Drive, Suite 100

McLean, VA 22102

Members of the Board:

We hereby consent to the use of our firm’s name in the 10-K/10-Q, filed or to be filed by Gladstone Land Corporation with the U.S. Securities and Exchange Commission. Additionally, we consent to the summary of, and reference to, our appraisal report on the property at (See Below for the Full Address of the Property Appraised). We consent to the reference of any updated appraisal information we provide on this property. We further consent to the filing of this letter as an exhibit to the filing.

McGrath, Alderman & Associates

121 N. Collins Street, Suite 203.

Plant City, Fl. 33563

Ronald L Alderman, Certified General Real Estate Appraiser # 2410

Patricia McGrath, Certified General Real Estate Appraiser # 421

#1.3536 Tommy Brock Place	#4. Smith Ryals Road
Plant City, Fl 33567	Plant City Fl. 33567
08/05/2012	08/10/2012
$1,890,000 Estimated Appraised Value	$800,000 Estimated Appraised Value

#2. 701 Colson Road	#5.706 Keysville Road
Plant City Fl. 33567	Plant City Fl. 33567
08/10/2012	06/20/2013
$1,100,000 Estimated Appraised Value	$518,000 Estimated Appraised Value

#3. 1635 Colding Loop Road	#6. 8200 Cedar Grove Church Road
Wimauma Fl. 33598	Plant City Fl. 33567
07/11/2012	06/20/2013
$3,550,000 Estimated Appraised Value	$978,000 Estimated Appraised Value

McGrath, Alderman & Associates

121 N Collins Street Suite #203

Plant City, Florida 33563

02/14/2014

Board of Directors

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, VA 22102

Members of the Board:

We hereby consent to the use of our firm’s name in the 10-K/10-Q, filed or to be filed by Gladstone Land Corporation with the U.S. Securities and Exchange Commission. Additionally, we consent to the summary of, and reference to, our appraisal report on the property at (See Below for the Full Address of the Property Appraised), dated as of January 1, 2014 in such filing. We consent to the reference of any updated appraisal information we provide on this property. We further consent to the filing of this letter as an exhibit to the filing.

McGrath, Alderman & Associates

121 N. Collins Street, Suite 203.

Plant City, Fl. 33563

Ronald L Alderman, Certified General Real Estate Appraiser # 2410

Patricia McGrath, Certified General Real Estate Appraiser # 421

#1.3536 Tommy Brock Place	#4. Smith Ryals Road
Plant City, Fl 33567	Plant City Fl. 33567
January 1, 2014	January 1, 2014
$2,300,000 Estimated Appraised Value	$987,0000 Estimated Appraised Value

#2. 701 Colson Road
Plant City Fl. 33567
January 1, 2014
$1,138,000 Estimated Appraised Value

#3. 1635 Colding Loop Road
Wimauma Fl. 33598
January 1,2014
$4,300,000 Estimated Appraised Value